                                                                    EXHIBIT 7





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                        ALLIED DIGITAL TECHNOLOGIES CORP.

                          REGISTRATION RIGHTS AGREEMENT

                                  by and among

                        Allied Digital Technologies Corp.

                                       and

                                Its Stockholders

                                   dated as of

                               September 24, 1998


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

                                                   Registration Rights Agreement

                                TABLE OF CONTENTS


                                                                                        Page
                                                                                        ----
RECITALS ................................................................................1

ARTICLE I
         DEFINITIONS.....................................................................1
         1.1      Defined Terms in the Investors' Agreement..............................1
         1.2      Definitions............................................................1

ARTICLE II
         DEMAND REGISTRATIONS............................................................3
         2.1      Requests for Registration..............................................3
         2.2      Long-Form Registrations................................................4
         2.3      Short-Form Registrations...............................................4
         2.4      Effective Registration Statement.......................................4
         2.5      Priority on Demand Registrations.......................................5
         2.6      Selection of Underwriters..............................................7
         2.7      Black-Out Rights and Postponement......................................7

ARTICLE III
         PIGGYBACK REGISTRATIONS.........................................................7
         3.1      Right to Piggyback.....................................................7
         3.2      Piggyback Expenses.....................................................8
         3.3      Priority on Primary Registrations......................................8
         3.4      Priority on Secondary Registrations....................................8

ARTICLE IV...............................................................................9
         HOLDBACK AGREEMENTS.............................................................9
         4.1      Holdback...............................................................9
         4.2      Company Holdback.......................................................9

ARTICLE V...............................................................................10
         REGISTRATION PROCEDURES........................................................10

ARTICLE VI..............................................................................14
         REGISTRATION EXPENSES..........................................................14
         6.1      Fees Generally........................................................14
         6.2      Counsel Fees..........................................................15


                                                Registration Rights Agreement

ARTICLE VII.............................................................................15
         UNDERWRITTEN OFFERINGS.........................................................15
         7.1      Demand Underwritten Offerings.........................................15
         7.2      Incidental Underwritten Offerings.....................................16

ARTICLE VIII............................................................................16
         INDEMNIFICATION................................................................16
         8.1      Indemnification by the Company........................................16
         8.2      Indemnification by a Selling Stockholder..............................18
         8.3      Indemnification Procedure.............................................18
         8.4      Underwriting Agreement................................................19
         8.5      Contribution..........................................................20
         8.6      Periodic Payments.....................................................21

ARTICLE IX..............................................................................21
         RULE 144 ......................................................................21

ARTICLE X...............................................................................21
         PARTICIPATION IN UNDERWRITTEN REGISTRATIONS....................................21

ARTICLE XI..............................................................................22
         MISCELLANEOUS..................................................................22
         11.1     No Inconsistent Agreements............................................22
         11.2     Adjustments Affecting Registrable Securities..........................22
         11.3     Specific Performance..................................................22
         11.4     Actions Taken; Amendments and Waivers.................................22
         11.5     Successors and Assigns................................................23
         11.6     Notices...............................................................23
         11.7     Headings; Certain Conventions.........................................24
         11.8     Gender................................................................24
         11.9     Invalid Provisions....................................................25
         11.10    Governing Law.........................................................25
         11.11    Consent to Jurisdiction and Service of Process........................25
         11.12    Waiver of Jury Trial..................................................26
         11.13    Counterparts..........................................................26


Exhibit A-1   --  Form of Registration Rights Joinder Agreement for Permitted Transferees
Exhibit A-2   --  Form of Registration Rights Joinder Agreement for Additional Stockholders
Exhibit A-3   --  Form of Registration Rights Joinder Agreement for Transferees under
                   Section 2.4 of the Investors' Agreement


                                                Registration Rights Agreement


         REGISTRATION RIGHTS AGREEMENT (the "Agreement") dated as of September 24, 1998, among Allied Digital Technologies Corp., a Delaware corporation (the "Company"), 399 Venture Partners, Inc., a Delaware corporation ("399"), Citicorp Mezzanine Partners, L.P. ("CMP"), a Delaware limited partnership, Fleet Corporate Finance, Inc. ("FCF"), a Massachusetts corporation, and each individual whose name appears on the signature pages hereto under the heading "Management Member" (individually, a "Management Member" and collectively, the "Management Members") and any other Person who executes a Joinder Agreement and thereby becomes a party to this Agreement. Certain capitalized terms used herein are defined in Article I hereto.


                                    RECITALS

         WHEREAS, the Company and Analog Acquisition Corp. ("AAC") have entered into that certain Agreement and Plan of Merger, dated May 5, 1998 (as the same may be amended, supplemented or otherwise modified from time to time, the "Merger Agreement"), pursuant to which, among other things, AAC is being merged with and into the Company with the Company continuing as the surviving corporation;

         WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investors' Agreement among the parties hereto and dated the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Investors' Agreement").

         NOW, THEREFORE, in connection with the Merger Agreement, the Investors' Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

         1.1 Defined Terms in the Investors' Agreement. Unless otherwise defined herein, capitalized terms used in this Agreement shall have the respective meanings assigned to them in the Investors' Agreement.

         1.2 Definitions.

         The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

         "Additional Stockholder" has the meaning assigned to such term in the Investors' Agreement, but only to the extent that (a) the Company has granted the relevant Person registration rights as a Stockholder hereunder and (b) such Person has executed a Registration Rights Joinder Agreement.

                                                Registration Rights Agreement


         "Black-Out Notice" has the meaning assigned to it in Section 2.7(b).

         "Commission" means Securities and Exchange Commission.

         "Demand Registration" means (a) any Qualifying Offering requested in accordance with Section 2.1(a), (b) any Long-Form Registration, Short-Form Registration or 415 Registration requested in accordance with Section 2.1(b).

         "Demand Registration Request" has the meaning assigned to it in Section 2.1(b).

         "415 Registration" has the meaning assigned to it in Section 2.1(b).

         "Initial Public Offering" or "IPO" means the first time a registration statement filed under the Securities Act with the Commission respecting an offering, whether primary or secondary, of Common Stock (or securities convertible, exercisable or exchangeable for or into Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

         "Long-Form Registration" has the meaning assigned to it in Section 2.1(b).

         "Merger Agreement" has the meaning assigned to it in the recitals hereto.

         "Piggyback Holders" has the meaning assigned to it in Section 3.1.

         "Piggyback Registration" has the meaning assigned to it in Section 3.l.

         "Registration Expenses" has the meaning assigned to it in Section 6.l.

         "Registrable Securities" means, at any time, (a) the shares of Common Stock then issued and outstanding or which are issuable upon the conversion, exercise or exchange of any Equity Equivalents or capital stock (b) any then outstanding securities into which shares of Common Stock shall have been changed and (c) any then outstanding securities resulting from any reclassification or recapitalization of Common Stock; provided, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities obtained or transferred pursuant to an effective registration statement under the Securities Act or in a Rule 144 Transaction; and provided further, however, that "Registrable Securities" shall not include any shares of Common Stock or other securities which are held by a Person who is not a Stockholder.

                                                Registration Rights Agreement


         "Registration Rights Joinder Agreement" means a Registration Rights Joinder Agreement in the form attached hereto as Exhibits A-1 to A-3.

         "Required 399 Stockholders" means, as of the date of any determination thereof, 399 Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities, on a Diluted Basis, then held by all 399 Stockholders.

         "Required CMP Stockholders" means, as of the date of any determination thereof, CMP Stockholders which then hold Registrable Securities representing at least a majority (by number of shares) of the Registrable Securities, on a Diluted Basis, then held by all CMP Stockholders.

         "Short-Form Registration" has the meaning assigned to it in Section 2.1(b).

         "Takedown" has the meaning assigned to it in Section 2.8.


                                   ARTICLE II
                              DEMAND REGISTRATIONS

         2.1 Requests for Registration.

    (a) If the Company has not theretofore effected an Initial Public Offering, then, at any time from and after the date hereof the Required 399 Stockholders shall have the right to require that the Company effect a Qualifying Offering by delivery of a written request therefor to the Company. Such a request shall specify the number of Registrable Securities proposed to be sold by the Required 399 Stockholders. The Company shall use its best efforts to effect the Qualifying Offering within 120 days after its receipt of such request. Within 10 days after its receipt of such request, the Company will give written notice of such request to all other holders of Registrable Securities. Subject to the provisions of Section 2.5, the Company will use all reasonable efforts to include in the Qualifying Offering (i) all Registrable Securities which the Required 399 Stockholders have requested to be included therein and (ii) all other Registrable Securities which the Stockholders have requested in writing, within 20 days after receipt of the Company's notice, to be included therein. The Company will pay all Registration Expenses in connection with a Qualifying Offering requested in accordance with this Section.

    (b) Subject to Sections 2.2, 2.3 and 2.7, at any time from and after the date which is 120 days after the closing of an Initial Public Offering, the Required 399 Stockholders shall have the right to require the Company to file a registration statement (a "Demand Registration") under the Securities Act of all or part of their Registrable Securities (i) on Form S-1 or S-2 or any similar

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                                                Registration Rights Agreement


long-form registration statement (any such registration, a "Long-Form Registration"), or (ii) on Form S-3 or any similar short-form registration statement (any such registration, a "Short-Form Registration"), if the Company qualifies to use such short form, or (iii) on any applicable form pursuant to Rule 415 of the Securities Act (a "415 Registration") by delivery of a written request therefor to the Company (a "Demand Registration Request"). Subject to Sections 2.2 and 2.3, at any time from and after the earlier of (x) the fifth anniversary of the date hereof and (y) the date which is 120 days after the closing of an Initial Public Offering, the Required CMP Stockholders shall have the right to require the Company to file
(i) one Long-Form Registration and (ii) Short-Form Registrations, if the Company qualifies to use such short form; provided, that, for purposes of the rights afforded under this sentence, Required CMP Stockholders shall not be deemed to include FCF and its Permitted Transferees. Each request for a Demand Registration shall specify the number of Registrable Securities proposed to be sold by the Required 399 Stockholders or the Required CMP Stockholders, as the case may be, and shall specify the intended method of disposition thereof. Within 10 days after its receipt of any such request, the Company will give written notice of such request to all other holders of Registrable Securities. Subject to the provisions of Section 2.5, the Company will use its best efforts to effect the registration under the Securities Act on the form requested by the Required 399 Stockholders or the Required CMP Stockholders, as the case may be, and to include in such registration, (i) all Registrable Securities which the Required 399 Stockholders or the Required CMP Stockholders, as the case may be, have so requested to be included therein and (ii) all other Registrable Securities which the Stockholders have requested in writing, within 30 days after receipt of the Company's notice, to be included therein.

    (c) If the Required 399 Stockholders request a Demand Registration pursuant to Section 2.1(a) or 2.1(b) or if the Required CMP Stockholders request a Demand Registration pursuant to Section 2.1(b), they may, at any time prior to the effective date of the registration statement relating to such Demand Registration, revoke such request by providing written notice to the Company.

    (d) The Company shall, as expeditiously as possible following a Demand Registration Request, use its best efforts to (i) effect such registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with the intended method of distribution, and (ii) if requested by the Required 399 Stockholders, obtain acceleration of the effective date of the registration statement relating to such registration.

         2.2 Long-Form Registrations. In addition to their right to request a Qualifying Offering, the Required 399 Stockholders will be entitled to request up to three Long-Form Registrations pursuant to Section 2.1(b). The Company will pay all Registration Expenses in connection with any such Long-Form Registration. All Long-Form Registrations (unless otherwise

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                                                Registration Rights Agreement


requested by the Required 399 Stockholders or the Required CMP Stockholders, as the case may be) shall be underwritten registrations.

         2.3 Short-Form Registrations. In addition to their right to request Long-Form Registrations, the Required 399 Stockholders and the Required CMP Stockholders will be entitled to request an unlimited number of Short-Form Registrations. The Company will pay all Registration Expenses in connection with any such Short-Form Registration. Demand Registrations will be Short-Form Registrations whenever the Company is qualified to use Form S-3 or any similar short-form registration statement. Once the Company has become subject to the reporting requirements of the Exchange Act, the Company will use its reasonable best efforts to make Short-Form Registrations available for the sale of Registrable Securities.

         2.4 Effective Registration Statement. No Demand Registration shall be deemed to have been requested or effected for purposes of Sections 2.1(a) and 2.2:

    (a) unless a registration statement with respect thereto has become effective;

    (b) if, after it has become effective, any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court for any reason, affecting any of the Registrable Securities covered by such registration statement, is threatened in writing or issued by the Commission or other governmental agency or court;

    (c)  if the Company declines to effect such Demand Registration pursuant to
         Section 2.7(a) or delivers a Black-Out Notice with respect to such requested Demand Registration;

    (d) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such requested Demand Registration are not satisfied by reason of a failure by or inability of the Company to satisfy any of such conditions, or the occurrence of an event outside the reasonable control of the Required 399 Stockholders or Required CMP Stockholders, as the case may be;

    (e) if the Required 399 Stockholders or Required CMP Stockholders, as the case may be, have delivered to the

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                                                Registration Rights Agreement


         Company the revocation notice contemplated by Section 2.1(c); or

    (f) other than in the case of a Qualifying Offering, if the Required 399 Stockholders or Required CMP Stockholders, as the case may be, are not able to register and sell at least 70% of the amount of Registrable Securities requested to be included in the Demand Registration;

provided, that the Company will pay all Registration Expenses in connection with any Demand Registration if pursuant to this Section 2.4 the registration is deemed not to have been requested or effected.

         2.5 Priority on Demand Registrations.

    (a) Without the written consent of the Required 399 Stockholders, the Company (i) will not include in any Long-Form Registrations, Short-Form Registrations and 415 Registrations requested pursuant to Section 2.1(b), any securities which are not Registrable Securities and (ii) will not include in any Qualifying Offering any securities, other than Registrable Securities or shares of Common Stock to be sold by the Company.

    (b) If the Required 399 Stockholders and other Stockholders request Registrable Securities to be included in a Demand Registration which is an underwritten offering and the managing underwriter advises the Company in writing that in its opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be sold in such offering within a price range acceptable to the Required 399 Stockholders or the Required CMP Stockholders, as the case may be, the Company will include any securities to be sold in such Demand Registration in the following order:

         (i)  in the case of a Qualifying Offering, (x) first, subject to
              Section 2.5(a), the securities the Company proposes to sell; (y) second, the Registrable Securities requested to be included in such registration by the Stockholders, provided, that if the managing underwriter determines in good faith that a lower number of Registrable Securities requested to be included by the Stockholders should be included, then only that lower number of Registrable Securities requested to be included by the Stockholders shall be included in such registration, and the Stockholders shall participate in the registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each such Stockholder, provided, further, that if the managing underwriter determines in good faith that a lower number of Registrable Securities held by Management Stockholders and

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                                                Registration Rights Agreement


              Additional Management Stockholders than such pro rata portion should be included, then such lower number shall be included and, as a result thereof, a greater number of Registrable Securities owned by the other Stockholders may be sold; and (z) third, any securities other than Registrable Securities to be sold by persons other than the Company included pursuant to Section 2.5(a) hereof.

         (ii) in the case of any Demand Registration other than a Qualifying Offering, (w) first, the Registrable Securities owned by the Stockholders and (x) second, any securities other than Registrable Securities to be sold by persons other than the Company included pursuant to Section 2.5(a) hereof, provided, that, if the managing underwriter determines in good faith that a lower number of Registrable Securities held by Management Stockholders and Additional Management Stockholders then such pro rata portion should be included, then such lower number shall be included and, as a result thereof, a greater number of Registrable Securities owned by the other Stockholders may be sold; (y) third, subject to
              Section 2.5(a), the securities the Company proposes to sell; and
              (z) fourth, any securities other than Registrable Securities to be sold by persons other than the Company included pursuant to
              Section 2.5(a) hereof.

    (c) Any Person other than Stockholders including any securities in such registration pursuant to Article II hereof must pay its share of the Registration Expenses as provided in Article VI hereof.

         2.6 Selection of Underwriters. The Required 399 Stockholders will have the right to select the underwriters and the managing underwriter to administer any Demand Registration (which underwriters and managing underwriter shall be reasonably acceptable to the Company).

         2.7 Black-Out Rights and Postponement.

    (a) The Company shall not be required to effect a Demand Registration if the Company, within the 90-day period preceding the date of a request for a Demand Registration, has effected a registration of securities in which the Required 399 Stockholders were entitled to participate to the fullest extent pursuant to Demand Registration rights under Article II or Piggyback Registration rights under Article III.

    (b) The Company may, upon written notice (a "Black-Out Notice") to the Required 399 Stockholders or Required CMP Stockholders, as the case may be, requesting a Demand Registration, require the Required 399 Stockholders or Required CMP Stockholders, as the case may be, to withdraw such Demand Registration upon the good faith determination by the Company that such postponement is necessary (i) to avoid disclosure of material non-public

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                                               Registration Rights Agreement


information or (ii) as a result of a pending material financing or acquisition transaction, and, in each case, the Required 399 Stockholders or Required CMP Stockholders, as the case may be, may not request another Demand Registration for a period of up to 60 days, as specified by the Company in such Black-Out Notice. The Company may only give a Black-Out Notice where the giving of such notice has been specifically approved by the Board which for so long as the 399 Stockholders shall exercise their right to designate directors, shall require Affirmative Board Vote. Upon receipt of a Black-Out Notice, the related Demand Registration shall be deemed to be rescinded and retracted and shall not be counted as a Demand Registration for any purpose. The Company may not deliver more than two Black-Out Notices in any 12-month period.

         2.8 415 Registrations.

    (a) The Required 399 Stockholders will be entitled to request one (1) 415 Registration in which the Company will pay all Registration Expenses. Subject to the availability of required financial information, within 45 days after the Company receives written notice of a request for a 415 Registration, the Company shall file with the SEC a registration statement under the Securities Act for the 415 Registration. The Company shall use its best efforts to cause the 415 Registration to be declared effective under the Securities Act as soon as practical after filing, and once effective, the Company shall (subject to the provisions of clause (ii) below) cause such 415 Registration to remain effective for such time period as is specified in such request, but for no time period longer than the period ending on the earlier of (i) the third anniversary of the date of filing of the 415 Registration,
(ii) the date on which all Registrable Securities requested to be included in any Takedown (as defined below) have been sold pursuant to the 415 Registration or (iii) the date as of which there are no longer any Registrable Securities requested to be included in any Takedown (as defined below) in existence.

    (b) If the Required 399 Stockholders notify the Company in writing that they intend to effect the sale of all or substantially all of the Registrable Securities held by such holders pursuant to a single integrated offering pursuant to a then effective registration statement for a 415 Registration (a "Takedown"), the Company and each holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of any of the Company's equity securities, or any securities convertible into or exchangeable or exercisable for any such equity securities, during the 90-day period beginning on the date such notice of a Takedown is received.

    (c) If in connection with any Takedown the managing underwriters (selected in accordance with clause (d) below) advise the Company that, in their opinion, the number of Registrable Securities and, if permitted hereunder, other securities (if any) requested to be included in such Takedown exceeds the number of Registrable Securities and other securities, if any, which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such Takedown (i) first, the number of Registrable Securities requested

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                                                Registration Rights Agreement


to be included in such Takedown by all holders thereof, pro rata, if necessary, among such holders of Registrable Securities based on the number of shares of Registrable Securities owned by each such holder and requested to be included in such Takedown, and (ii) second, any other securities of the Company requested to be included in such Takedown by all holders thereof, pro rata, if necessary, on the basis of the number of shares of such other securities owned by each such holder.

    (d) The Required 399 Stockholders shall have the right to retain and select an investment banker and manager to administer the 415 Registration and any Takedown pursuant thereto.

    (e) The Company will pay all Registration Expenses in connection with any such 415 Registration (including, without limitation, all fees and expenses of the investment banker and manager) (excluding discounts and commissions).

                                   ARTICLE III
                             PIGGYBACK REGISTRATIONS

         3.1 Right to Piggyback. Whenever the Company proposes (other than pursuant to a Demand Registration or an Initial Public Offering (unless otherwise agreed by the Company)) to register (whether for the Company's own account or for the account of any other Person) any of its equity securities under the Securities Act (other than on Forms S-4 or S-8 or any successor forms) (a "Piggyback Registration"), the Company will give prompt written notice to all 399 Stockholders, CMP Stockholders, Management Stockholders and Additional Stockholders (the "Piggyback Holders") of its intention to effect such a registration. Such notice shall offer each Piggyback Holder the opportunity to register, on the same terms and conditions available to the Company, such number of such Piggyback Holder's Registrable Securities as such Piggyback Holder may request. The Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein by the Piggyback Holders within 30 days after their receipt of the Company's notice, subject to the provisions of Sections 3.3 and 3.4.

         3.2 Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities will be paid by the Company in all Piggyback Registrations.

         3.3 Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriter advises the Company in writing that in its opinion the number of securities requested to be included in such registration is such that the success of the offering would be materially and adversely affected, the Company will include any securities to be sold in such Piggyback Registration in the following order: (a) first, the securities which the Company proposes to sell;
(b) second, the Registrable

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                                                Registration Rights Agreement


Securities requested to be included in such registration by the Piggyback Holders, provided that if the managing underwriter determines in good faith that a lower number of Registrable Securities should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Piggyback Holders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each Piggyback Holder, provided, further, that if the managing underwriter determines in good faith that a lower number of Registrable Securities held by Management Stockholders and Additional Management Stockholders than such pro rata portion should be included, then such lower number shall be included and, as a result thereof, a greater number of Registrable Securities owned by the other Stockholders may be sold; and (c) third, any other securities proposed to be included in such registration.

         3.4 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company's securities, and the managing underwriter advises the Company in writing that in their opinion the number of Registrable Securities requested to be included exceeds the number of Registrable Securities which can be included in such registration within a price range acceptable to the holders of the Company's securities on whose behalf the registration is being effected, the Company will include any securities to be sold in such registration in the following order:
(a) first, the securities which such holders propose to sell; (b) second, the Registrable Securities requested to be included in such registration by the Piggyback Holders, provided that if the managing underwriter determines in good faith that a lower number of Registrable Securities should be included, then the Company shall be required to include in such registration only that lower number of Registrable Securities, and the Piggyback Holders shall participate in such registration on a pro rata basis in accordance with the number of Registrable Securities requested to be included in such registration by each Piggyback Holder, provided, further, that if the managing underwriter determines in good faith that a lower number of Registrable Securities held by Management Stockholders and Additional Management Stockholders than such pro rata portion should be included, then such lower number shall be included and, as a result thereof, a greater number of Registrable Securities owned by the other Stockholders may be sold; and (c) third, any other securities proposed to be included in such registration.


                                   ARTICLE IV
                               HOLDBACK AGREEMENTS

         4.1 Holdback. Each holder of Registrable Securities agrees not to effect any public sale or distribution of Registrable Securities, or any securities convertible, exchangeable or exercisable for or into Registrable Securities, during the seven days prior to, and the time period reasonably requested by the managing underwriter (not to exceed 180 days) beginning on, the effective date of (a) an Initial Public Offering, (b) any underwritten Demand Registration or (c) any

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                                                Registration Rights Agreement


underwritten Piggyback Registration in which such holder had an opportunity to participate without cutback under Article III hereof (in each case except as part of such Initial Public Offering or underwritten registration), unless the managing underwriter of such Initial Public Offering or underwritten registration otherwise agrees.

         4.2 Company Holdback. The Company agrees (a) not to effect any public sale or distribution of its equity securities, or any securities convertible, exchangeable or exercisable for or into such securities, during the 14 days prior to, and during the 180-day period beginning on, the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration in which holders of Registrable Securities are selling stockholders (except as part of such underwritten registration or pursuant to registration on Form S-4 or S-8 or any similar successor form), unless the managing underwriter of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agrees, and (b) to use all reasonable efforts to cause each holder of at least 5% (on a Diluted Basis) of its equity securities to agree not to effect any public sale or distribution of any such equity securities or any securities convertible, exchangeable or exercisable for or into such equity securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the managing underwriter of such underwritten Demand Registration or underwritten Piggyback Registration otherwise agrees.


                                    ARTICLE V
                             REGISTRATION PROCEDURES

         5.1 Procedures. Whenever the Stockholders have requested that any Registrable Securities be registered in accordance with Article II or III, the Company will use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company as expeditiously as possible will (or, in the case of clause (p) below, will not):

    (a) prepare and file with the Commission a registration statement with respect to such Qualifying Offering or such Registrable Securities, as the case may be (such registration statement to include in each case all information which the holders of the Registrable Securities to be registered thereby, if any, shall reasonably request) and use all reasonable efforts to cause such registration statement to become effective, provided that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will (i) furnish copies of all such documents proposed to be filed to one counsel selected by the Required 399 Stockholders, and the Company shall not file any such documents to which any such relevant counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, and (ii) notify each 399 Stockholder, in the case of a Qualifying Offering requested pursuant Section 2.1(a), and each holder of

                                                Registration Rights Agreement


Registrable Securities covered by such registration statement, in all other cases, of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus, or (y) any stop order issued or threatened by the Commission, and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

    (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending on the first date as of which all Registrable Securities (and all shares of Common Stock to be sold by the Company, in the case of a Qualifying Offering requested pursuant to Section 2.1(a)) covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

    (c) furnish, without charge, (i) in the case of a Qualifying Offering requested pursuant to Section 2.1(a), to each 399 Stockholder, five conformed copies of such registration statement, each amendment and supplement thereto and the prospectus included in such registration statement (including each preliminary prospectus and, in the case of two of such copies, including all exhibits thereto and documents incorporated by reference therein), and (ii) in all other cases, to each seller of Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

    (d) use its best efforts to register or qualify the Registrable Securities, if any, covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of any such Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

                                                Registration Rights Agreement


    (e) furnish to each seller of the Registrable Securities, if any, covered by such registration statement a signed copy, addressed to such seller (and the underwriters, if any) of an opinion of counsel for the Company or special counsel to the selling stockholders, dated the effective date of such registration statement (and, if such registration statement includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel delivered to the underwriters in underwritten public offerings, and such other legal matters as the seller (or the underwriters, if any) may reasonably request;

    (f) notify each 399 Stockholder (in the case of a Qualifying Offering requested pursuant to Section 2.1(a)) and each seller of Registrable Securities covered by such registration statement (in all other cases), at a time when a prospectus relating to such Qualifying Offering or Registrable Securities (as the case may be) is required to be delivered under the Securities Act, of the occurrence of any event known to the Company as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any seller of Registrable Securities covered by such registration statement, (i) the Company will prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and (ii) the Company shall extend the period during which such registration statement shall be maintained effective by the number of days during the period from and including the date of the giving of such notice to such seller to the date when the Company made available to such seller an appropriately amended or supplemented prospectus;

    (g) cause the Registrable Securities, if any, covered by such registration statement to be listed on each securities exchange on which similar securities issued by the Company are then listed and to enter into such customary agreements as may be required in furtherance thereof, including without limitation listing applications and indemnification agreements in customary form;

    (h) provide a transfer agent and registrar for the Registrable Securities, if any, covered by such registration statement not later than the effective date of such registration statement;

    (i) enter into such customary arrangements and take all such other actions as the holders of a majority (by number of shares) of the Registrable Securities, if any, covered by such registration statement or the underwriters, if any, reasonably request in order to expedite or facilitate

                                                Registration Rights Agreement


the Qualifying Offering or the disposition of such Registrable Securities (including using its best efforts to effect a stock split or a combination of shares);

    (j) make available for inspection by any seller of Registrable Securities covered by such registration statement, any underwriter participating in any disposition of securities pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff in connection with such registration statement, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

    (k) subject to the other provisions hereof, use all reasonable efforts to cause the Registrable Securities, if any, covered by such registration statement to be registered with or approved by such governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

    (l) use all reasonable efforts to obtain a "cold comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, addressed to the Company, to each seller of the Registrable Securities (if any) covered by such registration statement, and to the underwriters, if any, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and with respect to events subsequent to the date of such financial statements, as are customarily covered in accountants' letters delivered to the underwriters in underwritten public offerings of securities and such other financial matters as any such seller or the underwriters, if any, may reasonably request;

    (m) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, in each case as soon as practicable, an earnings statement covering a period of at least twelve months, beginning with the first month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

    (n) permit any holder of Registrable Securities covered by such registration statement, which holder, in the sole judgment, exercised in good faith, of such holder might be deemed to be a controlling person of the Company (within the meaning of the Securities Act or the Exchange Act) to participate in the preparation of such registration statement and to include therein

                                                Registration Rights Agreement


material, furnished to the Company in writing, which in the reasonable judgment of such holder should be included and which is reasonably acceptable to the Company;

    (o) use all reasonable efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

    (p) at any time file or make any amendment to such registration statement, or any amendment of or supplement to the prospectus included therein (including amendments of the documents incorporated by reference into the prospectus), (i) of which each 399 Stockholder and the managing underwriters (in the case of a Qualifying Offering requested pursuant to Section 2.1(a)) or each seller of Registrable Securities covered by such registration statement or the managing underwriters, if any (in all other cases), shall not have previously been advised and furnished a copy or (ii) to which the Required 399 Stockholders, the managing underwriters or counsel for the Required 399 Stockholders or the managing underwriters (in the case of a Qualifying Offering requested pursuant to Section 2.1(a)), or the sellers of a majority (by number of shares) of the Registrable Securities covered by such registration statement, the managing underwriters (if any) or counsel for such sellers or any such managing underwriters (in all other cases), shall reasonably object;

    (q) make such representations and warranties (subject to appropriate disclosure schedule exceptions) to the sellers of the Registrable Securities, if any, covered by such registration statement and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters and selling holders, as the case may be, in underwritten public offerings of substantially the same type; and

    (r) if such registration statement refers to any seller of Registrable Securities covered thereby by name or otherwise as the holder of any securities of the Company then (whether or not such seller is or might be deemed to be a controlling person of the Company), (i) at the request of such seller, insert therein language, in form and substance reasonably satisfactory to such seller, the Company and the managing underwriters, if any, to the effect that the holding by such seller of such securities is not to be construed as a recommendation by such seller of the investment quality of the Registrable Securities or the Company's other securities covered thereby and that such holding does not imply that such seller will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such seller by name or otherwise is not required by the Securities Act, any similar Federal or state statute, or any rule or regulation of any regulatory body having jurisdiction over the offering, at the request of such seller, delete the reference to such seller.

                                                Registration Rights Agreement


                                   ARTICLE VI
                              REGISTRATION EXPENSES

         6.1 Fees Generally. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance, the expenses and fees for listing securities on one or more securities exchanges in connection with a Qualifying Offering or pursuant to clause (g) of Article V, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting fees, discounts and commissions) and other Persons retained by the Company (all such expenses being herein called "Registration Expenses") shall be borne by the Company, except that each Stockholder shall pay any underwriting fees, discounts or commissions attributable to the sale of its Registrable Securities.

         6.2 Counsel Fees. In connection with each Demand Registration, the Company will reimburse the 399 Stockholders for the reasonable fees and disbursements of one counsel selected by the Required 399 Stockholders.


                                   ARTICLE VII
                             UNDERWRITTEN OFFERINGS

         7.1 Demand Underwritten Offerings. If requested by the underwriters for any underwritten offering of Registrable Securities pursuant to a Demand Registration, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to the Required 399 Stockholders or the Required CMP Stockholders, as the case may be, requesting such Demand Registration (or, in the case of a Qualifying Offering requested pursuant to Section 2.1(a), the holders of a majority (by number of shares) of the Registrable Securities included in such Demand Registration) and the underwriters, to contain such representations and warranties by the Company and such other terms as are generally included in agreements of this type, including indemnities customarily included in such agreements, and to be otherwise reasonably satisfactory in form and substance to the Company. The holders of the Registrable Securities to be distributed by such underwriters will cooperate in good faith with the Company in the negotiation of the underwriting agreement. The holders of the Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other

                                                Registration Rights Agreement


agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by applicable law.

         7.2 Incidental Underwritten Offerings. If the Company at any time proposes to register any of its equity securities under the Securities Act as contemplated by Article III and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any Piggyback Holder as provided in Article III, arrange for such underwriters to include all the Registrable Securities to be offered and sold by such Piggyback Holder, subject to the limitations set forth in Article III, among the securities to be distributed by such underwriters. The holders of the Registrable Securities to be distributed by such underwriters may be parties to the underwriting agreement between the Company and such underwriters, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement also be conditions precedent to the obligations of such holders of Registrable Securities. The Company shall cooperate with any such holder of Registrable Securities in order to limit any representations or warranties to, or agreements with, the Company or the underwriters to be made by such holder only to representations, warranties or agreements regarding such holder, such holder's Registrable Securities, such holder's intended method of distribution and any other representation required by applicable law.


                                  ARTICLE VIII
                                 INDEMNIFICATION

         8.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each of the holders of any Registrable Securities covered by a registration statement that has been filed with the Commission pursuant to this Agreement, and each underwriter for such holder, each other Person, if any, who controls such holder or underwriter within the meaning of the Securities Act or the Exchange Act, and each of their respective directors, general partners and officers, as follows:

                                                Registration Rights Agreement


    (a) against any and all loss, liability, claim, damage or expense (other than amounts paid in settlement) incurred by such Person arising out of or based upon an untrue statement or alleged untrue statement of a material fact contained in such registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

    (b) against any and all loss, liability, claim, damage and expense incurred by such Person to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened, or of any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company (which consent shall not be unreasonably withheld or delayed); and

    (c) against any and all expense incurred by such Person in connection with investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, in each case whether commenced or threatened in writing, or against any claim whatsoever, that is based upon any such untrue statement or omission or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (a) or (b) above;

provided, however, that this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such holder expressly for use in the preparation of any registration statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or in any preliminary prospectus or prospectus included therein (or any amendment or supplement thereto); and provided further, however, that the Company will not be liable to any holder of Registrable Securities (or any other indemnified Person) under the indemnity agreement in this Section 8.1, with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that

                                                Registration Rights Agreement


any such loss, liability, claim, damage or expense of such holder (or other indemnified Person) results from the fact that such holder sold Registrable Securities to a Person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus or of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously and timely furnished copies thereof to such holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any other Person eligible for indemnification under this Section 8.1, and shall survive the transfer of such securities by such seller.

         8.2 Indemnification by a Selling Stockholder. In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder agrees to severally and not jointly indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 8.1 of this Agreement), to the extent permitted by law, the Company, each underwriter for any such holder and their respective directors, officers and controlling Persons, and their respective directors, officers and general partners, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus included therein, or any amendment or supplement thereto, or to any such prospectus, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information that relates only to such holder or the plan of distribution that is expressly furnished to the Company by or on behalf of such holder for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or such underwriter or holder, as the case may be, or any of their respective directors, officers, controlling Persons or general partners and shall survive the transfer of Registrable Securities by such holder. With respect to each claim pursuant to this Section 8.2, each holder's maximum liability under this
Section 8.2 shall be limited to an amount equal to the net proceeds actually received by such holder (after deducting any underwriting fees, discount and expenses) from the sale of Registrable Securities being sold pursuant to such registration statement or prospectus by such holder.

         8.3 Indemnification Procedure. Within 10 days after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 8.1 or Section 8.2, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 8.1 or Section 8.2 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action or proceeding is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel

                                                Registration Rights Agreement


reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 8.1, more than one counsel (in addition to any local counsel) for all indemnified parties selected by the holders of a majority (by number of shares) of the Registrable Securities held by such indemnified parties, or (ii) in the case of a claim referred to in
Section 8.2, more than one counsel (in addition to any local counsel) for the Company, in each case in connection with any one action or separate but similar or related actions or proceedings. An indemnifying party who is not entitled to (pursuant to the immediately preceding sentence), or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party an actual or potential conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels as may be reasonable in light of such conflict. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding), unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit, investigation or proceeding. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any indemnified party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

         8.4 Underwriting Agreement. The Company, and each holder of Registrable Securities requesting registration of all or any part of such holder's Registrable Securities pursuant to Article II or Article III, shall provide for the foregoing indemnity (with appropriate modifications) in any underwriting agreement entered into in connection with a Demand Registration or a Piggyback Registration with respect to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of any governmental authority.

         8.5 Contribution. If the indemnification provided for in Sections 8.1 and 8.2 of this Agreement is unavailable to hold harmless an indemnified party under such Sections, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 8.1 or Section 8.2

                                                Registration Rights Agreement


of this Agreement in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, from such offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. Without limiting the generality of the foregoing, the relative fault shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted and the opportunity to correct and prevent any statement or omission, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 8.5 were to be determined by pro rata or per capita allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 8.5. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 8.5 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Section 8.3 of this Agreement if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Section 8.5. Promptly after receipt by an indemnified party under this Section 8.5 of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Section 8.5, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 8.3 of this Agreement has not been given with respect to such action; provided that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this
Section 8.5, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. The Company and each holder of Registrable Securities agrees with each other and the underwriters of the Registrable Securities, if requested by such underwriters, that (a) the underwriters' portion of such contribution shall not exceed the underwriting discount and (b) that the amount of any contribution shall not exceed an amount equal to the net proceeds actually received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, liabilities, claims, damages or expenses of the indemnified parties relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

                                                Registration Rights Agreement


         8.6 Periodic Payments. The indemnification required by this Article VIII shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.


                                   ARTICLE IX
                                    RULE 144

         9.1 Compliance. If the Company shall have filed a registration statement pursuant to the requirements of Section 12 of the Exchange Act or a registration statement pursuant to the requirements of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information), and it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act in compliance with (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.


                                    ARTICLE X
                   PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

         10.1 Participation. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (a) agrees to sell such holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, escrow agreements and other documents reasonably required under the terms of such underwriting arrangements and consistent with the provisions of this Agreement.

                                                Registration Rights Agreement


                                   ARTICLE XI
                                  MISCELLANEOUS

         11.1 No Inconsistent Agreements. The Company represents and warrants that it does not currently have, and covenants that it will not hereafter enter into, any agreement which is inconsistent with, or would otherwise restrict the performance by the Company of, its obligations hereunder.

         11.2 Adjustments Affecting Registrable Securities. The Company will use all reasonable efforts not to take any action, and not to fail to take any action which it may properly take, with respect to its securities if such action or failure to act would adversely affect (a) the ability of the holders of Registrable Securities to include Registrable Securities in a registration undertaken pursuant to this Agreement or (b) to the extent within the Company's control, would adversely affect the marketability of such Registrable Securities in any such registration (it being understood that the actions referred to in this Section 11.2 include effecting a stock split or a combination of shares).

         11.3 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy that may be available to any of them at law or equity; provided, however, that each of the parties hereto agrees to provide the other parties with written notice at least two business days prior to filing any motion or other pleading seeking a temporary restraining order, a temporary or permanent injunction, specific performance, or any other equitable remedy and to give the other parties and their counsel a reasonable opportunity to attend and participate in any judicial or administrative hearing or other proceeding held to adjudicate or rule upon any such motion or pleading.

         11.4 Actions Taken; Amendments and Waivers. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against the Company or any holder of Registrable Securities, unless such modification, amendment or waiver is approved in writing by the Company, the Required 399 Stockholders and Stockholders (other than the 399 Stockholders) which then hold in the aggregate more than 50% of the Registrable Securities held by such Stockholders on a Diluted Basis; provided, that, no such modification, amendment or waiver may eliminate the right of the CMP Stockholders to request a Demand Registration or modify or adjust any provisions governing the priorities set forth in Sections 2.5, 3.3 or 3.4 of this Agreement without the prior written consent of the Required CMP Stockholders. Each of the Stockholders and the Company shall be bound by each modification, amendment or waiver authorized in accordance with this Section 11.4, regardless of whether the certificates evidencing the Registrable Securities shall have been marked to indicate such modification, amendment or waiver. The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be

                                                Registration Rights Agreement


construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

         11.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, except to the extent reserved to or by the transferor in connection with any such transfer; provided, however, that the benefits of this Agreement shall inure to and be enforceable by any transferee of Registrable Securities only if such transferee shall have acquired such Registrable Securities in accordance with the terms of the Investors' Agreement and shall have executed a Registration Rights Joinder Agreement.

         11.6 Notices.

    (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

         If to any 399 Stockholder, to:

         399 Venture Partners, Inc.
         399 Park Avenue
         New York, New York 10022
         Facsimile No.: (212) 888-2940
         Attn: Michael A. Delaney

         with a copy to:

         Morgan, Lewis & Bockius LLP
         101 Park Avenue
         New York, New York 10178
         Facsimile No.: 212-309-6273
         Attn: Philip H. Werner, Esq.

                                                Registration Rights Agreement


         If to the Company, to:

         Allied Digital Technologies Corp.
         140 Fell Court
         Hauppauge, NY 11788
         Facsimile No.: (516) 232-5370
         Attn: Chief Executive Officer

         with a copy to:

         399 Venture Partners, Inc.
         399 Park Avenue
         New York, New York 10022
         Facsimile No.: (212) 888-2940
         Attn: Michael A. Delaney

         If to any CMP Stockholder, to:

         Citicorp Mezzanine Partners, L.P.
         399 Park Avenue
         New York, New York 10043
         Facsimile No.: 212-888-2940
         Attn: Richard E. Mayberry, Jr.

         and

         Fleet Corporate Finance, Inc.
         c/o Mainsail Capital
         One Federal Street
         Mail Stop MA OF D03L
         Boston, Massachusetts 02110
         Attn: Robert Ziemer

         with a copy to:

         Kirkland & Ellis
         153 East 53rd Street
         New York, New York 10022
         Facsimile No.: 212-446-4900
         Attn: Eunu Chun, Esq.

                                                Registration Rights Agreement


         If to any Management Stockholder or Additional Stockholders, to the address on file with the Company.

    (b) All such notices, requests and other communications will be deemed delivered upon receipt. Any party hereto may from time to time change its address, facsimile number or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 11.6(a).

         11.7 Headings; Certain Conventions. The headings used in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires, all references herein to Articles, Sections and Exhibits are to Articles and Sections of, and Exhibits to, this Agreement. The words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".


         11.8 Gender. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "she" or "hers" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be construed as though in the singular in all cases where they would so apply.

         11.9 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance here from and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         11.10 Governing Law. The corporate laws of the State of Delaware will govern all questions concerning the relative rights of the Company and its stockholders hereunder. All other questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                                                Registration Rights Agreement


         11.11 Consent to Jurisdiction and Service of Process. EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT MAY BE LITIGATED IN SUCH COURTS. EACH OF THE PARTIES HERETO ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. EACH OF THE PARTIES HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PARTY AT THE ADDRESS SPECIFIED IN THIS AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE 15 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY PARTY HERETO TO SERVE ANY SUCH LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER OR TO BRING ACTIONS, SUITS OR PROCEEDINGS AGAINST ANY OF THE OTHER PARTIES HERETO IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY ANY APPLICABLE LAW.

         11.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. EACH OF THE PARTIES HERETO ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH OF THE PARTIES HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

                                                Registration Rights Agreement


         11.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                           [Signature Page to Follow]

                                                Registration Rights Agreement



         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                           ALLIED DIGITAL TECHNOLOGIES CORP.


                           By: /s/ John K. Mangini
                               --------------------------------------------
                               Name: John K. Mangini
                               Title: President and Chief Executive Officer


                           399 VENTURE PARTNERS, INC.


                           By: /s/ Ian D. Highet
                               --------------------------------------------
                               Name: Ian D. Highet
                               Title: Vice President


                           MANAGEMENT MEMBERS


                           /s/ John Kennneth Mangini
                           --------------------------------------------
                           John Kenneth Mangini


                           /s/ Donald Olesen
                           --------------------------------------------
                           Donald Olesen


                           /s/ Steven D. Granat
                           --------------------------------------------
                           Steven D. Granat


                           /s/ Brian Wilson
                           --------------------------------------------
                           Brian Wilson



                [Signature Page to Registration Rights Agreement]
NY02A/216154.9

                                                Registration Rights Agreement


                           /s/ Emily Moore Hill
                           --------------------------------------------
                           Emily Moore Hill


                           /s/ David Ray Conrad
                           --------------------------------------------
                           David Ray Conrad


                           /s/ Charles A. Mantione
                           --------------------------------------------
                           Charles A. Mantione


                           /s/ John James Mangini
                           --------------------------------------------
                           John James Mangini


                           /s/ Edward Simek
                           --------------------------------------------
                           Edward Simek


                [Signature Page to Registration Rights Agreement]

                                                Registration Rights Agreement


                           CITICORP MEZZANINE PARTNERS, L.P.

                           By:  Citicorp Capital Investors, Ltd.
                           Its: General Partner

                           By: /s/ Richard E. Mayberry, Jr.
                              --------------------------------------------
                              Name: Richard E. Mayberry, Jr.
                              Title: Vice President

                           FLEET CORPORATE FINANCE, INC.


                           By: /s/ Robert Ziemer
                              --------------------------------------------
                              Name: Robert Ziemer
                              Title: Director of Mainsail Capital

                                                Registration Rights Agreement







                [Signature Page to Registration Rights Agreement]

                                                Registration Rights Agreement


                                                                  Exhibit A-1

                  Form of Registration Rights Joinder Agreement
                            For Permitted Transferees


Allied Digital Technologies Corp.
140 Fell Court
Hauppauge, NY 11788

Attention: Chief Executive Officer

Ladies & Gentlemen:

         In consideration of the transfer to the undersigned of [describe security being transferred] of Allied Digital Technologies Corp., a Delaware corporation (the "Company"), the undersigned represents that it is a Permitted Transferee of [insert name of transferor] and agrees that, as of the date written below, [he] [she] [it] shall become a party to, and a Permitted Transferee as defined in, that certain Registration Rights Agreement dated as of ______ __, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and as a Permitted Transferee shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement that were applicable to the undersigned's transferor, as though an original party thereto and shall be deemed a [Management Stockholder and/or an Additional Stockholder 399 Stockholder] for all purposes thereof.

         Executed as of the       day of         ,      .

                              SIGNATORY:
                                        ---------------------------------

                              Address:
                                        ---------------------------------

                                        ---------------------------------

                               ACKNOWLEDGED AND ACCEPTED:

                               ALLIED DIGITAL TECHNOLOGIES CORP.



                               By
                                 ------------------------------------
                                 Name:
                                 Title:

                                                Registration Rights Agreement


                                                                  Exhibit A-2

                  Form of Registration Rights Joinder Agreement
                           For Additional Stockholders
                 (including Additional Management Stockholders)

Allied Digital Technologies Corp.
140 Fell Court
Hauppauge, NY 11788

Attention: Chief Executive Officer

Ladies & Gentlemen:

         In consideration of the issuance to the undersigned of [describe security being issued] of Allied Digital Technologies Corp., a Delaware corporation (the "Company"), the undersigned agrees that, as of the date written below, [he] [she] [it] shall become a party to [and a Management Stockholder under] that certain Registration Rights Agreement dated as of ______ __, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, the covenants, terms and conditions of the Agreement as provided under Section 11.5 of the Agreement as though an original party thereto.

         Executed as of the       day of         ,      .

                              SIGNATORY:
                                        ---------------------------------

                              Address:
                                        ---------------------------------

                                        ---------------------------------

                               ACKNOWLEDGED AND ACCEPTED:

                               ALLIED DIGITAL TECHNOLOGIES CORP.



                               By
                                 ------------------------------------
                                 Name:
                                 Title:

                                                Registration Rights Agreement


                                                                  Exhibit A-3


                  Form of Registration Rights Joinder Agreement
          For Transferees under Section 2.4 of the Investors' Agreement

Allied Digital Technologies Corp.
140 Fell Court
Hauppauge, NY 11788

Attention: Chief Executive Officer

Ladies & Gentlemen:

         In consideration of the transfer to the undersigned of [describe security being transferred] of Allied Digital Technologies Corp., a Delaware corporation (the "Company"), the undersigned agrees that, as of the date written below, [he] [she] [it] shall become a party to and an Additional Stockholder under that certain Registration Rights Agreement dated as of _______ __, 1998, as such agreement may have been amended from time to time (the "Agreement"), among the Company and the persons named therein, and shall be fully bound by, and subject to, the covenants, terms and conditions of the Agreement as provided under Section 11.5 of the Agreement as though an original party thereto.

         Executed as of the       day of         ,      .

                              SIGNATORY:
                                        ---------------------------------

                              Address:
                                        ---------------------------------

                                        ---------------------------------

                               ACKNOWLEDGED AND ACCEPTED:

                               ALLIED DIGITAL TECHNOLOGIES CORP.



                               By
                                 ------------------------------------
                                 Name:
                                 Title: